Exhibit 24.1

POWER OF ATTORNEY

PLAINSCAPITAL CORPORATION

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors of PlainsCapital Corporation, a Texas corporation (the “Company”), do hereby constitute and appoint Alan B. White, Allen W. Custard III and Jeff Isom, and each of them severally, to be our true and lawful attorneys-in-fact and agents, each acting alone with full power of substitution and re-substitution, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the shares of Original Common Stock of the Company under the PlainsCapital Corporation 2010 Long-Term Incentive Plan (the “Securities”), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as directors of the Company, the Registration Statement on Form S-8 to which this power of attorney if filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or any other appropriate form or amendments thereto, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several states or other jurisdictions; and the undersigned do hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, I have subscribed these presents as of March 25, 2010.

/s/ Tracy A. Bolt
Tracy A. Bolt

/s/ Hill A. Feinberg
Hill A. Feinberg

/s/ Lee Lewis
Lee Lewis

/s/ Robert Taylor, Jr.
Robert Taylor, Jr.